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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15 (D)
                                     of the
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of Earliest Event Reported) February 24, 2006

                              AZTEC OIL & GAS, INC.
             (Exact name of registrant as specified in its charter)

                                     NEVADA
         (State or other jurisdiction of incorporation or organization)

           000-32015                                  87-0439834
    (Commission File Number)              (IRS Employer Identification Number)

                               Mr. Kirk N. Blackim
                                    President
                              Aztec Oil & Gas, Inc.
                            One Riverway, Suite 1700
                              Houston, Texas 77056
                    (Address of principal executive offices)

                                 (713) 840-6444
              (Registrant's telephone number, including area code)





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SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS
ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

         On February 24, 2006, the Registrant finalized a material agreement to sell its 31.283% membership unit interest in Z2. LLC.

SECTION 2 - FINANCIAL INFORMATION
ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

         The Registrant has, effective February 23, 2006, sold its 31.283% membership unit interest in Z2, LLC, a Florida limited liability company. Z2, LLC owns a 100% working interest in the Big Foot oil field in Texas. Under the terms of the Agreement, the Registrant sold its 31.283% membership unit interest in Z2, LLC to Zeus, LLC, the majority interest holder in Z2, LLC. The Registrant agreed, as part of the sale, to a short-term installment financing whereby Zeus made a $25,000 down payment and is obligated to make installment payments of $75,000 per month beginning in March, 2006 with the full amount of the purchase price to be determined and paid no later than May 31, 2006. Registrant holds the interest sold to Zeus, along with other material assets of Zeus and other Zeus affiliated entities, as collateral for this short-term installment financing. The transaction is the result of an unsolicited offer by Zeus to purchase Registrant's 31.283% membership unit interest in order to resolve various disputes that had arisen between Registrant and Z2, LLC et al. The transaction is subject to a confidentiality/non-disclosure agreement between the Registrant and Zeus which was required by Zeus as part of the agreement to purchase.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                   AZTEC OIL & GAS, INC.




                   By: /s/Kenneth E. Lehrer
                       -----------------------------
                       Kenneth E. Lehrer
                       Chief Financial Officer



Date:  February 27, 2006